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                                                             EXHIBIT (a)(1)(v)


                             PRICE ENTERPRISES, INC.
                           OFFER TO PURCHASE FOR CASH
                        ANY AND ALL OUTSTANDING SHARES OF
                                ITS COMMON STOCK
                             AT A PURCHASE PRICE OF
                                 $7.00 PER SHARE

                                                            August 10, 2001

To Our Clients:

         Enclosed for your consideration are the Offer to Purchase dated August 10, 2001 and the related Letter of Transmittal (which, together with the Offer to Purchase, each as amended or supplemented from time to time, together constitute the "Offer"), in connection with the Offer by Price Enterprises, Inc., a Maryland corporation (the "Company"), to purchase for cash all outstanding shares of its Common Stock, $0.0001 par value (the "Enterprises Common Stock"), at a purchase price of $7.00 per share, net to the seller in cash, without interest thereon (the "Offer Price"), on the terms and subject to the conditions of the Offer. Also enclosed herewith is certain other material related to the Offer.

         All Enterprises Common Stock validly tendered and not validly withdrawn prior to the Expiration Date (as defined below) will be purchased at the Offer Price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the Offer.

         WE ARE THE HOLDER OF RECORD OF ENTERPRISES COMMON STOCK HELD FOR YOUR ACCOUNT. AS SUCH, WE ARE THE ONLY ONES WHO CAN TENDER YOUR ENTERPRISES COMMON STOCK, AND THEN ONLY PURSUANT TO THE INSTRUCTIONS YOU SET FORTH ON THE ATTACHED INSTRUCTION FORM. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER ENTERPRISES COMMON STOCK HELD BY US FOR YOUR ACCOUNT.

         Please instruct us as to whether you wish us to tender any or all of the Enterprises Common Stock we hold for your account on the terms and subject to the conditions set forth in the Offer. We call your attention to the following:

         1. The Offer Price is $7.00 per share, net to you in cash, without interest.

         2. The Offer is not conditioned upon any minimum number of shares of Enterprises Common Stock being tendered. The Offer is, however, subject to certain other conditions set forth in the Offer.

         3. The Offer and withdrawal rights will expire at 5:00 p.m., New York City Time, on September 11, 2001, unless the Offer is extended (such date, as the same may be extended, the "Expiration Date").

         4. The Offer is for up to 1,154,717 shares of Enterprises Common Stock, constituting all of the Enterprises Common Stock outstanding as of August 3, 2001 (other than those shares currently held by Excel Legacy Corporation ("Legacy") and those shares issued in the merger of Enterprises and Legacy).

         5. Tendering stockholders will not be obligated to pay any brokerage commissions, solicitation fees or, subject to Instruction 6 of the Letter of Transmittal, stock transfer taxes on the Company's purchase of Enterprises Common Stock pursuant to the Offer.

         If you wish to have us tender any or all of your Enterprises Common Stock, please so instruct us by completing, executing and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Enterprises Common Stock, we will tender all such shares of Enterprises Common Stock unless you specify otherwise on the attached Instruction Form. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE

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EXPIRATION OF THE OFFER. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON SEPTEMBER 11, 2001, UNLESS THE OFFER IS EXTENDED.

         The Offer is not being made to, nor will the Company accept tenders from, holders of Enterprises Common Stock in any jurisdiction in which the Offer or its acceptance would not comply with the securities or blue sky laws of such jurisdiction. The Company is not aware of any jurisdiction in which the making of the Offer or the tender of Enterprises Common Stock would not be in compliance with the laws of such jurisdiction. However, the Company reserves the right to exclude holders in any jurisdiction in which it is asserted that the Offer cannot lawfully be made. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Company by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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                                INSTRUCTION FORM
                               WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                        ANY AND ALL OUTSTANDING SHARES OF
                     COMMON STOCK OF PRICE ENTERPRISES, INC.
                             AT A PURCHASE PRICE OF
                                 $7.00 PER SHARE

         The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase dated August 10, 2001 and the related Letter of Transmittal (which, together with the Offer to Purchase, each as amended or supplemented from time to time, together constitute the "Offer"), in connection with the Offer by Price Enterprises, Inc., a Maryland corporation (the "Company"), to purchase for cash all outstanding shares of its Common Stock, $0.0001 par value (the "Enterprises Common Stock"), at a purchase price of $7.00 per share, net to the selling stockholders in cash, without interest, upon the terms and subject to the conditions of the Offer.

This instructs you to tender the number of shares of Enterprises Common Stock indicated below (or, if no number is indicated below, all shares of Enterprises Common Stock) held by you for the account of the undersigned, on the terms and subject to the conditions of the Offer.

________________________________________________________________________________

/ / By checking this box, all shares of Enterprises Common Stock held by us for your account will be tendered.

Number of Shares of Enterprises Common Stock to be Tendered: ____________ shares

Account Number: ___________________________________
________________________________________________________________________________

________________________________________________________________________________

                                 SIGNATURE BOX

Signature(s): ________________________________________ Date: ___________________

______________________________________________________

Print Name(s): _________________________________________________________________

________________________________________________________________________________

Address(es): ___________________________________________________________________

________________________________________________________________________________
                                (please print)

Area Code and Telephone Number: ________________________________________________

Taxpayer Identification or Social Security Number: _____________________________
________________________________________________________________________________


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